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                                                                    EXHIBIT 99.3

                        INSTRUCTION TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER
                    OF 10 5/8% SENIOR SECURED NOTES DUE 2011
                                       OF
                            PREEM HOLDINGS AB (PUBL)

    To Registered Holder:

    The undersigned hereby acknowledge receipt of the Prospectus dated August 28, 2001 (the "Prospectus") of Preem Holdings AB (publ) (the "Company") and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange 10 5/8% Senior Secured Notes due 2011 (the "New Notes") of the Company for each E1,000 principal amount of outstanding 10 5/8% Senior Secured Notes due 2011 (the "Existing Notes"). Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

    The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

        E_______ of 10 5/8% Senior Secured Notes due 2011.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        / / To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered (if any)):

           E_______ of 10 5/8% Senior Secured Notes due 2011.

        / / NOT to TENDER any Existing Notes held by you for the account of the undersigned.
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    If the undersigned instructs you to tender Existing Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you) the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of Existing Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Existing Notes, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if such Holder is an affiliate, that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering Holder is a broker-dealer that will receive New Notes for its own account in exchange for Existing Notes, you will represent on behalf of such broker-dealer that the Existing Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                       SIGN HERE
Name of beneficial owner(s) (please
print):___________________________________________
Signature(s):___________________________________________________________________
Address:_____________________________________________________________________
____________________________________________________________________________
Telephone
Number:________________________________________________________________
Taxpayer identification or Social Security
Number:_____________________________________
Date:___________________________________________________________________________
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